UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2012

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, AG

(Exact Name of Registrant as Specified in Charter)

Switzerland	001-32938	98-0681223
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Lindenstrasse 8

6340 Baar

Zug, Switzerland

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: 41-41-768-1080

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On June 7, 2012 (the “Restatement Date”), Allied World Assurance Company Holdings, AG (the “Company”), Allied World Assurance Company Holdings, Ltd (“Holdings”) and Allied World Assurance Company, Ltd (“AWAC”, and together with the Company and Holdings, “Allied World”), entered into an Amended and Restated Credit Agreement, dated as of the Restatement Date, with the lenders party thereto, Citibank, N.A., as syndication agent, and Wells Fargo Bank, National Association (“Wells Fargo”), as administrative agent, fronting bank and letter of credit agent (the “Amended and Restated Credit Agreement”). Capitalized terms used but not defined herein have the meanings ascribed to such terms in the Amended and Restated Credit Agreement.

The Amended and Restated Credit Agreement provides for a $450 million four-year senior secured credit facility for the making of revolving loans to and the issuance of standby letters of credit for Holdings and AWAC (the “Facility”). The aggregate commitment of $450 million under the Facility may be increased by up to $150 million upon Allied World’s request and upon the agreement of one or more lenders thereto or additional lenders. Borrowings under the Amended and Restated Credit Agreement may be used by Holdings and AWAC for general corporate purposes, including for the issuance and reimbursement of any letters of credit, and the letters of credit are available to Holdings or AWAC to support their obligations, including obligations under reinsurance agreements. Borrowings under the Amended and Restated Credit Agreement bear interest at a rate selected by Holdings or AWAC equal to the Base Rate or LIBOR plus a margin, as more fully set forth in the Amended and Restated Credit Agreement. The Amended and Restated Credit Agreement requires that all loans shall be repaid in full and all letters of credit must be issued no later than the fourth anniversary of the Restatement Date. Such letters of credit must expire generally no later than the earlier of (i) one year after issuance and (ii) the fifth anniversary of the Restatement Date, subject to customary “evergreen” renewal provisions. The Company and Holdings have unconditionally guaranteed the obligations under the Facility.

Allied World will pay customary arrangement and administration fees as well as customary administrative charges to the issuer of any letter of credit under the Amended and Restated Credit Agreement. A fee is payable on letters of credit issued at the annual rate of 0.45% on the average daily aggregate amount outstanding under the letters of credit. There is an additional fee payable based at the annual rate of 0.125% on the average daily unutilized commitments of the lenders.

The Amended and Restated Credit Agreement contains representations, warranties and covenants customary for similar bank loan facilities, including a covenant to maintain a ratio of Consolidated Indebtedness to Total Capitalization as of the last day of each fiscal quarter or fiscal year of not greater than 0.35 to 1.0 and a covenant that each Material Insurance Subsidiary must maintain a financial strength rating from A.M. Best Company of at least B++. The Amended and Restated Credit Agreement also has customary Events of Default, including (subject to certain materiality thresholds and grace periods) payment defaults; failure to comply with covenants; material inaccuracy of any representation or warranty; cross-defaults to other material debt or hedging obligations; unsatisfied judgments or pension obligations; bankruptcy, liquidation or insolvency proceedings; the issuance of any orders of conservation or supervision with respect to, or certain other matters relating to insurance licenses held by, any Material Insurance Subsidiary; certain change in control events; and the failure of any security document to be in full force and effect or the failure of any such security document to provide a valid and perfected security interest in the collateral covered thereby.

The Facility amends and restates, and replaces, the existing $400 million five-year senior secured letter of credit facility under a Credit Agreement, dated as of November 27, 2007, as amended on February 25, 2010 and November 30, 2010, by and among Allied World, Bank of America, N.A., as syndication agent, and Wells Fargo (as successor to Wachovia Bank, National Association), as administrative agent, fronting bank and letter of credit agent, which was set to expire on November 27, 2012. As of the Restatement Date, all outstanding letters of credit issued under that secured facility were transferred to the Facility. Additionally, the Facility required the termination as of the Restatement Date of that certain Credit Agreement, dated as of November 27, 2007, as amended on February 25, 2010 and November 30, 2010, by and among Allied World, Bank of America, N.A., as syndication agent, and Wells Fargo (as successor to Wachovia Bank, National Association), as administrative agent, fronting bank and letter of credit agent, in connection with a $400 million unsecured senior revolving credit and letter of credit facility that was scheduled to expire on November 27, 2012. There were no outstanding letters of credit issued under the unsecured facility as of the Restatement Date.

The obligations under the Facility are secured pursuant to an Amended and Restated Pledge and Security Agreement, dated as of the Restatement Date, between AWAC and Wells Fargo, as administrative agent (the “Amended and Restated Pledge and Security Agreement”), and a Pledge and Security Agreement, dated as of the Restatement Date, between Holdings and Wells Fargo, as administrative agent (the “Holdings Pledge and Security Agreement”). The collateral under these agreements consists of certain securities accounts and the cash and financial assets contained therein and the proceeds thereof. The Amended and Restated Credit Agreement requires Holdings and AWAC to maintain collateral in an amount (as calculated in a manner set forth in the Amended and Restated Credit Agreement) at least equal to the aggregate credit exposure of all lenders to Holdings and AWAC with respect to revolving loans and letters of credit. In addition, the following agreements have been entered into in order to perfect the security interests in the applicable accounts and in the financial assets contained therein: (i) an Amended and Restated Account Control Agreement, dated as of the Restatement Date, among AWAC, as pledgor; The Bank of New York Mellon, as custodian; and Wells Fargo, as administrative agent (the “Amended and Restated Account Control Agreement”); and (ii) an Account Control Agreement, dated as of the Restatement Date, among Holdings, as pledgor; The Bank of New York Mellon, as custodian; and Wells Fargo, as administrative agent (the “Holdings Account Control Agreement”).

Certain of the lenders and their affiliates have in the past performed, and may in the future from time to time perform, investment banking, financial advisory, lending and/or commercial banking services, or other services to the Company and its subsidiaries, for which they have received, and may in the future receive, customary compensation and expense reimbursement.

The foregoing description of the Amended and Restated Credit Agreement, the Amended and Restated Pledge and Security Agreement, the Holdings Pledge and Security Agreement, the Amended and Restated Account Control Agreement and the Holdings Account Control Agreement are qualified in their entirety by reference to the respective agreements filed herewith, which are attached hereto as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5, respectively, and are incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

The information included pursuant to Item 1.01 is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included pursuant to Item 1.01 is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

10.1	Amended and Restated Credit Agreement, dated as of June 7, 2012, by and among Allied World Assurance Company Holdings, AG; Allied World Assurance Company Holdings, Ltd; Allied World Assurance Company, Ltd; the lenders party thereto; Citibank, N.A., as syndication agent; and Wells Fargo Bank, National Association, as administrative agent, fronting bank and letter of credit agent.

10.2	Amended and Restated Pledge and Security Agreement, dated as of June 7, 2012, by and between Allied World Assurance Company, Ltd, as pledgor; and Wells Fargo Bank, National Association, as administrative agent.

10.3	Pledge and Security Agreement, dated as of June 7, 2012, by and between Allied World Assurance Company Holdings, Ltd, as pledgor; and Wells Fargo Bank, National Association, as administrative agent.

10.4	Amended and Restated Account Control Agreement, dated as of June 7, 2012, by and among Allied World Assurance Company, Ltd, as pledgor; The Bank of New York Mellon, as custodian; and Wells Fargo Bank, National Association, as administrative agent.

10.5	Account Control Agreement, dated as of June 7, 2012, by and among Allied World Assurance Company Holdings, Ltd, as pledgor; The Bank of New York Mellon, as custodian; and Wells Fargo Bank, National Association, as administrative agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, AG

	By:	/s/ Wesley D. Dupont
Dated: June 13, 2012	Name:	Wesley D. Dupont
	Title:	Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description

10.1	Amended and Restated Credit Agreement, dated as of June 7, 2012, by and among Allied World Assurance Company Holdings, AG; Allied World Assurance Company Holdings, Ltd; Allied World Assurance Company, Ltd; the lenders party thereto; Citibank, N.A., as syndication agent; and Wells Fargo Bank, National Association, as administrative agent, fronting bank and letter of credit agent.

10.2	Amended and Restated Pledge and Security Agreement, dated as of June 7, 2012, by and between Allied World Assurance Company, Ltd, as pledgor; and Wells Fargo Bank, National Association, as administrative agent.

10.3	Pledge and Security Agreement, dated as of June 7, 2012, by and between Allied World Assurance Company Holdings, Ltd, as pledgor; and Wells Fargo Bank, National Association, as administrative agent.

10.4	Amended and Restated Account Control Agreement, dated as of June 7, 2012, by and among Allied World Assurance Company, Ltd, as pledgor; The Bank of New York Mellon, as custodian; and Wells Fargo Bank, National Association, as administrative agent.

10.5	Account Control Agreement, dated as of June 7, 2012, by and among Allied World Assurance Company Holdings, Ltd, as pledgor; The Bank of New York Mellon, as custodian; and Wells Fargo Bank, National Association, as administrative agent.